                                                                   EXHIBIT 10.16

                         MICROSOFT MULTIPATH I/O DRIVER
                                PROGRAM AGREEMENT

      This MICROSOFT MULTIPATH I/O DRIVER PROGRAM AGREEMENT ("AGREEMENT") is made and entered as of August 26, 2002 ("EFFECTIVE DATE"), by and between MICROSOFT CORPORATION, a Washington corporation, with offices at One Microsoft Way, Redmond, WA 98052-6399 ("MICROSOFT"), and EGENERA, INC., having its principal place of business at MARLBORO, MASSACHUSETTS ("COMPANY").

                                   BACKGROUND

Company develops and markets block mode (disk) storage devices and/or storage management software products. To improve the performance of Company's products on Windows Operating Systems (as defined below), Company desires to use Microsoft's Multipath I/O Driver Kit software. Microsoft is willing to license the same to Company at no charge, so long as Company complies with the requirements of Microsoft's Multipath I/O Driver Program as set forth in this Agreement and its Exhibits.

                              TERMS AND CONDITIONS

1.    DEFINITIONS

      1.1 "MPIO DDK" means the software and related materials described in Exhibit A.

      1.2 "MULTIPATH SOLUTION" means a multipath solution developed by Company that enables I/O failover and possibly load-balancing when used with the Company's block mode (disk) storage devices and/or storage management software with Windows Operating Systems. The Multipath Solution includes (i) drivers and installation (INF) files developed using the MPIO DDK; (ii) a device specific module(s) for one or more block mode (disk) storage devices; (iii) an installer application based on the sample code; and (iv) a user interface and (v) documentation.

      1.3 "WINDOWS OPERATING SYSTEMS" means the following Microsoft Windows operating system products: Microsoft Windows 2000 Server, Windows 2000 Advanced Server, or Windows 2000 Datacenter Server (with Service Pack 2 or later installed), or any version of the Windows. NET Server Family (Beta 3 or Limited Edition or later).

2.    DEVELOPMENT OF MULTIPATH SOLUTION

      2.1   Delivery of MPIO DDK.

            (a) Microsoft shall deliver, or otherwise make available, the MPIO DDK to Company no later than April 15, 2002 or 14 days after execution of this agreement, whichever occurs later. The MPIO DDK is deemed accepted upon receipt.

            (b) Microsoft may, but is not obligated to, provide updates of the MPIO DDK to Company hereunder, in which case such updates shall also be deemed to be included in the defined term MPIO DDK and therefore governed by this Agreement, unless other terms of use are provided to Company by Microsoft with such updates. Company shall use commercially reasonable efforts to use

                       Microsoft Corporation Confidential
                  the most recent updates of the MPIO DDK delivered or made available to it by Microsoft with all subsequent releases of the Multipath Solutions developed with the MPIO DDK.

      2.2 Use of MPIO DDK. Company shall use the MPIO DDK to develop one or more Multipath Solutions. Company's use of the MPIO DDK is subject to the terms and conditions of the end user license agreement ("EULA") attached as Exhibit B.

      2.3 Development Requirements. In developing the Multipath Solutions, Company shall comply with the following:

            (a) Company shall not alter or remove any copyright, trademark or other protective notices contained in the MPIO DDK (or any redistributables);

            (b) The storage devices managed by Company's Multipath Solution must be exposed as block mode devices and not file server oriented devices. In the case where a storage device supports both block mode devices and file server oriented devices, the Multipath Solution may be applied to the block mode interfaces only;

            (c) Multipath Solutions must implement host interfaces to Windows Operating Systems using only the driver interfaces documented in the applicable driver development kit (DDK) for the Windows Operating System. Multipath Solutions may not use any undocumented host interfaces;

            (d) In the device specific module for a Multipath Solution, Company must implement all Windows Management Instrumentation
                  (WMI) interfaces that are documented in the applicable driver development kit for the Windows Operating System;

            (e) If Company extends any WMI interfaces in a Multipath Solution, Company must restrict access to the new classes of the WMI interfaces via access controls lists (ACLs);

            (f) The installation routine for the Multipath Solution must use INF files and call the setup APIs in the applicable Windows Operating System, per the sample installation code included in the MPIO DDK.

            (g) Company shall use the MPIO DDK to create complete Multipath Solutions only (i.e., Multipath Solutions containing: (i) drivers and installation (INF) files developed using the MPIO DDK; (ii) a device specific module for Company's block mode
                  (disk) storage devices and/or storage management software;
                  (iii) an installer application; and (iv) a user interface);

            (h) Company shall not use the MPIO DDK to create Multipath Solutions that restrict access or otherwise forcibly tie the storage device to a particular host bus adapter's driver, but may use additional capabilities provided by an adapter or driver, so long as the MPIO software functions when used with standard miniport drivers; and

            (i) Company's Multipath Solution must be developed so that its installation and use on a computer or server does not delete or disrupt the installation or use of any

                       Microsoft Corporation Confidential
                other Microsoft MPIO-based Multipath solution that may be installed either after or before the installation of Company's Multipath Solution.

 3.    DISTRIBUTION AND SUPPORT OF MULTIPATH SOLUTIONS

      3.1 Designed for Windows Operating Systems Program(s). Prior to distributing any Multipath Solution, Company must submit the Multipath Solution for evaluation and testing under Microsoft's Windows Logo Program for Hardware ("LOGO PROGRAM") described, as of the Effective Date, at http://www.microsoft.com/hwtest. Company shall not distribute any Multipath Solution developed using the MPIO DDK unless and until the Multipath Solution has satisfied all of the then-current requirements under the Logo Program for use of the applicable program logo(s).

      3.2 End User Agreements and Support. Multipath Solution developed using the MPIO DDK shall be distributed with an end user license agreement that contains terms that are at least as protective of Microsoft as the EULA set forth in Exhibit B. Company shall inform its end-users that any technical support regarding use of the Multipath Solution must be directed to Company. Company is responsible for any and all maintenance, end user support, technical support, and updates with respect to its Multipath Solution, including any components from the MPIO DDK incorporated therein. Microsoft may, but is not obligated to, provide end users with updates to the redistributables supplied with the MPIO DDK through updates or new versions of Windows Operating Systems.

      3.3 Support Agreement with Microsoft. Prior to distributing any Multipath Solution developed using the MPIO DDK, Company and Microsoft shall enter into a separate written agreement that further describes the parties' respective obligations to provide end user technical support. Such agreement will be consistent with the terms and conditions of this Agreement. If Microsoft determines, in it's sole discretion, that an existing agreement with Company satisfies the foregoing requirements than such agreement will be attached as Exhibit C.

      3.4 Relationship with Microsoft. Company shall not make any untrue or misleading statement regarding the nature of its relationship with Microsoft, or regarding any Multipath Solutions built using the MPIO DDK. In describing Company's activities related to this Agreement, Company will limit its description to the following: "Company is a licensee of the MPIO Driver Development Kit and is using it in Company's <<Insert model number or other description of Company product(s)>>."

            (a) In the event Company has any doubt regarding whether particular statements comply with this Section 3.4, Company will seek Microsoft's written approval before making the statement.

            (b) At Microsoft's request, Company will promptly retract to the extent possible any statements made by Company that Microsoft reasonably deems not in compliance with this Section 3.4. This remedy shall be in addition to, and not in lieu of, any remedies at law or in equity to which Microsoft may be entitled.

4.    INPUT

                       Microsoft Corporation Confidential

Company may agree to provide to Microsoft comments, suggestions or other feedback regarding the MPIO DDK and/or Windows Operating Systems (collectively, "Feedback"). Company further agrees that: (i) Microsoft may freely use, disclose, reproduce, license, distribute and otherwise commercialize the Feedback in any Microsoft product, technology, service, specification or other documentation (collectively, "MICROSOFT OFFERINGS"); (ii) Company also grants third parties, without charge, only those patent rights necessary to enable their products, technologies or services to use or interface with any specific parts of a Microsoft product, technology or service that incorporates the Feedback; and (iii) Company will not give Microsoft Feedback that is subject to license terms that seek to require any Microsoft Offering incorporating or derived from such Feedback, or other Microsoft intellectual property, to be licensed to or otherwise shared with any third party.

5.    CONFIDENTIALITY

      5.1 Confidentiality Obligations. Company expressly undertakes to retain in confidence any source code supplied with the MPIO DDK, the terms and conditions of this Agreement, and any other non-public information provided by Microsoft under this Agreement ("CONFIDENTIAL INFORMATION"), and will make no use of Confidential Information except as permitted under the terms of this Agreement. Company shall use its best efforts to protect Confidential Information, which efforts shall be at least as great as the precautions it takes to protect its own confidential information and in no event less than a reasonable degree of care. Company may disclose Confidential Information only to Company's employees and consultants on a need-to-know basis. Company will have executed or shall execute appropriate written agreements with employees and consultants sufficient to enable Company to enforce all the provisions of this Agreement. Company may disclose Confidential Information in accordance with judicial or other governmental order, provided Company gives Microsoft reasonable notice prior to such disclosure to allow Microsoft a reasonable opportunity to seek a protective order or equivalent.

      5.2 Exclusions. Confidential Information does not include that information defined as Confidential Information above which: (i) became generally publicly available without the receiving party's breach of any obligation owed to the disclosing party under this Agreement; (ii) became known to the receiving party prior to the disclosure of such information; (iii) became known to the receiving party from a third party other than by the breach of an obligation of confidentiality owed under this Agreement, provided that such third party had the legal right to disclose such information; or
            (iv) was independently developed by the receiving party.

6.    INDEPENDENT DEVELOPMENT

Nothing in this Agreement restricts either party's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for either party, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.

7.    LIMITATION OF LIABILITY

IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR OTHER DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS

                       Microsoft Corporation Confidential

AGREEMENT OR THE USE OF OR INABILITY TO USE THE MPIO DDK, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.    TERM & TERMINATION

      8.1 Term. This Agreement commences on the Effective Date and, unless earlier terminated under Section 8.2, expires on the earlier date of: (a) the first commercial release of the successor version of the Microsoft Windows operating system after Net Server; and (b) the third anniversary of the Effective Date.

      8.2 Termination. Except for breaches of Section 5 (Confidentiality), either party may terminate this Agreement immediately upon written notice at any time if the other party is in material breach of any provision of this Agreement and has failed to cure that breach within thirty (30) days after written notice thereof. Either party may terminate this Agreement immediately upon written notice at any time if the other party is in breach of Section 5 (Confidentiality).

      8.3   Effect of Termination

            (a) Upon the expiration or termination of this Agreement, Company shall return the MPIO DDK to Microsoft. Unless Microsoft terminates this Agreement for a breach by Company, after the expiration or termination of this Agreement Company may continue to distribute versions of Company's Multipath Solutions that have been developed prior to expiration or termination subject to the terms and conditions of this Agreement and the MPIO DDK end user license agreement attached as Exhibit B. If this Agreement is terminated due to a breach by Company, however, all of Company's rights to use the MPIO DDK (and any redistributables contained there) immediately terminate as well.

            (b) Sections 1, 3.4 and 4 through 11 survive any termination or expiration of this Agreement.

9.    REPRESENTATIONS AND WARRANTIES

      9.1   Mutual Warranties. Each party hereby represents and warrants that
            (i) this Agreement has been duly and validly executed and delivered by such party and constitutes a legal and binding obligation of such party, enforceable against such party in accordance with its terms;
            (ii) such party has all necessary power and authority to execute and perform in accordance with this Agreement; and (iii) such party's execution, delivery and performance of this Agreement will not conflict with or violate any provision of law, rule or regulation to which such party is subject, or any agreement or other obligation directly or indirectly applicable to such party or binding upon its assets.

      9.2 NO OTHER WARRANTIES. EXCEPT AS SET FORTH IN SECTION 9.1 OR THE END USER LICENSE AGREEMENT FOR THE MPIO DDK ATTACHED AS EXHIBIT B, THERE IS NO WARRANTY OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION, AUTHORITY, OR NONINFRINGEMENT IN ANY MATERIALS OR INTELLECTUAL PROPERTY PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION THE MPIO DDK. EXCEPT AS SET FORTH IN SECTION 9.1 OR THE END USER LICENSE AGREEMENT FOR THE MPIO DDK ATTACHED AS EXHIBIT B, EACH PARTY,

                       Microsoft Corporation Confidential       [MICROSOFT LOGO]

            ON BEHALF OF ITSELF AND ITS SUPPLIERS AND WITH RESPECT TO THE OTHER PARTY AND ALL OTHER PERSONS OF EVERY NATURE WHATSOEVER, DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY (IF
            ANY) IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF REASONABLE CARE OR WORKMANLIKE EFFORT, OF LACK OF NEGLIGENCE, OF A LACK OF VIRUSES, OF ACCURACY OR COMPLETENESS OF RESPONSES, OR OF NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE, ALL WITH REGARD TO ALL MATERIALS AND INTELLECTUAL PROPERTY LICENSED OR OTHERWISE PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE MPIO DDK.

10.   NOTICES

All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

              To Company:                      To Microsoft

              Thomas F. Sheehan                Microsoft Corporation
              EGENERA                          One Microsoft Way
              165 FOREST STREET                Redmond, WA 98052-6399
              MARLBORO, MA 01752               Attention:_______________________
                                               Phone:___________________________
                                               Fax: (425) 706-7329

                                               Copy to: Law & Corporate Affairs
                                               Fax:     (425) 706-7329

11.   GENERAL

      11.1 Governing Law/Jurisdiction/Attorneys' Fees. This Agreement shall be construed and controlled by the laws of the State of Washington., Company consents to jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case Company consents to jurisdiction and venue in the Superior Court of King County, Washington, Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

      11.2 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or as granting a franchise.

                       Microsoft Corporation Confidential       [MICROSOFT LOGO]

      11.3  Severability. If any provision of this Agreement other than Section
            11.4 is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. The parties agree that if the provisions of
            Section 11.4 is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, this entire Agreement shall be rendered null and void.

      11.4 Prohibition on Assignment by Company. Company may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of Microsoft, and any attempted assignment by Company in violation of this Section shall be void. For purposes of this Agreement, an "assignment" by Company under this Section shall be deemed to include, without limitation, each of the following: (a) a change in beneficial ownership of Company of greater than twenty percent (20%) (whether in a single transaction or series of transactions) if Company is a partnership, trust, limited liability company or other like entity; (b) a merger of Company with another party, whether or not Company is the surviving entity; (c) the acquisition of more than twenty percent (20%) of any class of Company's voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); and (d) the sale or other transfer of more than fifty percent (50%) of Company's assets (whether in a single transaction or series of transactions). In the event of such assignment or attempted assignment by Company, Microsoft shall have the right to immediately terminate this Agreement.

      11.5 Taxes. Company shall pay, be responsible for and indemnify Microsoft and hold Microsoft harmless from and against any and all sales taxes, use taxes and any other taxes imposed by any jurisdiction as a result of (a) the entry into this Agreement; (b) the performance of any of the provisions of this Agreement; or (c) the transfer of any property, rights or any other grant hereunder.

      11.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

IN WITNESS WHEREOF, Microsoft and Company have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

MICROSOFT CORPORATION                   COMPANY

/s/ Robert Short                        /s/ Thomas F. Sheehan
----------------------------------      ----------------------------------------
BY: Robert Short                        BY: Thomas F. Sheehan
   -------------------------------         -------------------------------------
Name (Print)                            Name (Print)

VP                                      CFO
----------------------------------      ----------------------------------------
Title                                   Title

                       Microsoft Corporation Confidential       [MICROSOFT LOGO]

August 30, 2002                         August 26, 2002
-------------------------------         ---------------------------------------
Date                                    Date

                                    EXHIBIT A
                                    MPIO DDK

MPIO DDK means software and related documents designated by Microsoft as the MPIO Driver Development Kit. These include the following components and any updates, bug fixes, modifications or successor versions thereto provided by Microsoft to Company under this Agreement:

MPIO DDK Kit Components:

Microsoft MPIO DDK
Microsoft MPIO specification
Microsoft MPIO binaries
Sample DSM (device specific module) source

                       Microsoft Corporation Confidential       [MICROSOFT LOGO]

                                   EXHIBIT B
                    End user License Agreement for MPIO DDK

IMPORTANT-READ CAREFULLY: This Microsoft End-User License Agreement ("EULA") is a legal agreement between you (either an individual or a single entity) and Microsoft Corporation for the Microsoft software product identified above, which includes computer software and may include associated media, printed materials, additional computer software applications, and "online" or electronic documentation ("SOFTWARE PRODUCT"). BY DOWNLOADING, INSTALLING, COPYING, OR OTHERWISE USING THE SOFTWARE PRODUCT, YOU AGREE TO BE BOUND BY THE TERMS OF THIS EULA. IF YOU DO NOT AGREE TO THE TERMS OF THIS EULA, DO NOT INSTALL, COPY OR OTHERWISE USE THE SOFTWARE PRODUCT. IF YOU RECEIVED THE SOFTWARE PRODUCT ON DISKS OR OTHER MEDIA, PROMPTLY RETURN THE DISKS AND ACCOMPANYING ITEMS (INCLUDING WRITTEN MATERIALS AND BINDERS OR OTHER CONTAINERS) TO MICROSOFT.

SOFTWARE PRODUCT LICENSE

The SOFTWARE PRODUCT is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The SOFTWARE PRODUCT is licensed, not sold.

1. GRANT OF LICENSE. This EULA grants you the following rights, provided that you comply with the terms and conditions of this EULA:

a. SOFTWARE PRODUCT. Microsoft grants you a personal, limited, non-exclusive, nontransferable, non-assignable license to install and use an unlimited number of copies of the SOFTWARE PRODUCT on computers, including workstations, terminals or other digital electronic devices ("COMPUTERS") to design, develop and test device specific modules ("DSMs") that work in conjunction with Microsoft Windows 2000 Server, Windows 2000 Advanced Server, or Windows 2000 Datacenter Server (with Service Pack 2 or later installed), or Windows .NET Server, Windows .NET Enterprise Server, Windows .NET Datacenter Server (beta3 or later), or any successor version thereof (each a "Microsoft Operating System Product").

b. Sample Code. You may modify the sample source code located in the SOFTWARE PRODUCT's SRC directory ("Sample Code") to design, develop and test your DSMs that work in conjunction with Microsoft Operating System Products. You may also reproduce and distribute in object code form the Sample Code along with any modifications you make to the Sample Code, provided that you comply with the Distribution Requirements described below in Section 1.c. For purposes of this Section, "modifications" shall mean enhancements to the functionality of the Sample Code and changes required to support any specific storage devices.

c. Redistribution Requirements. You may reproduce and distribute the modified versions of the Sample Code to support any specific storage devices in object code form ("Redistributables") as described above, provided that: (i) you distribute the Redistributables only in conjunction with and as a part of your DSMs; (ii) the Redistributables only operate in conjunction with Microsoft Operating System Products; (iii) you do not permit further redistribution of the Redistributables

                                       9
                                                                [MICROSOFT LOGO]
                       Microsoft Corporation Confidential
by your end-user customers; (iv) you do not use Microsoft's name, logo, or trademarks to advertise, market or promote your DSMs without the express written permission of Microsoft; (v) you include a valid copyright notice on your DSMs;
(vi) you include all copyright and trademark notices contained in the Sample Code; (vii) you agree to indemnify, hold harmless, and defend Microsoft from and against any claims or lawsuits, including attorney's fees, that arise or result from the use or distribution of your DSMs; (vii) you must have renamed the Sample Code and the name of the drivers produced by it as part of your DSMs. You are not authorized to distribute the original Sample Code.

d. PRE-RELEASE CODE. The SOFTWARE PRODUCT may contain pre-release code that is not at the level of performance and compatibility of the final, generally available, product offering. These portions of the SOFTWARE PRODUCT may not operate correctly and may be substantially modified prior to first commercial shipment. Microsoft is not obligated to make this or any later version of the SOFTWARE PRODUCT commercially available. Microsoft grants you the right to distribute test versions of your DSMs created using the pre-release code provided you comply with the Distribution Requirements described in Section 1 and the following additional provisions: (a) you must mark the test version of your drivers "BETA" and (b) you are solely responsible for updating your customers with versions of your DSMs that operate satisfactorily with the final commercial release of such pre-release code.

e. Reserved Rights. All rights not expressly granted are reserved to Microsoft.

2. DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

a. Limitations on Reverse Engineering, Decompilation, and Disassembly. You may not reverse engineer, decompile, or disassemble the SOFTWARE PRODUCT, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

b. Identified Software. Your license rights to the SOFTWARE PRODUCT are conditioned upon you (a) not incorporating Identified Software into, or combining Identified Software with, the SOFTWARE PRODUCT or a derivative work thereof; (b) not distributing Identified Software in conjunction with the SOFTWARE PRODUCT, including without limitation the Sample Code, or a derivative work thereof; and (c) not using Identified Software in the development of a derivative work of the SOFTWARE PRODUCT. "Identified Software" means software which is licensed pursuant to terms that directly or indirectly (i) create, or purport to create, obligations for Microsoft with respect to the SOFTWARE PRODUCT or derivative work thereof or (ii) grant, or purport to grant, to any third party any rights or immunities under Microsoft's intellectual property or proprietary rights in the SOFTWARE PRODUCT or derivative work thereof. Identified Software includes, without limitation, any software that requires as a condition of use, modification and/or distribution of such software that other software incorporated into, derived from or distributed with such software be
(x) disclosed or distributed in source code form; (y) be licensed for the purpose of making derivative works; or (z) be redistributable at no charge.

c. Rental. You may not rent, lease, or lend the SOFTWARE PRODUCT.
d. Consent to Use of Data. You agree that Microsoft and its affiliates may collect and use technical information gathered in any manner as part of the product support services provided to

                       Microsoft Corporation Confidential
you, if any, related to the SOFTWARE PRODUCT. Microsoft may use this information solely to improve our products or to provide customized services or technologies to you. Microsoft may disclose this information to others, but not in a form that personally identifies you.

e. Upgrades. To use a SOFTWARE PRODUCT labeled as an upgrade, you must first be licensed for the product identified by Microsoft as eligible for the upgrade. After upgrading, you may no longer use the product that formed the basis for your upgrade eligibility.

f. ADDITIONAL SOFTWARE/SERVICES. Microsoft is not obligated to provide maintenance, technical or other support, or updates to you for the SOFTWARE PRODUCT licensed under this EULA. In the event that Microsoft does provide maintenance, technical or other support, or updates, this EULA applies to such additional software and updates of the SOFTWARE PRODUCT, including without limitation supplements, services packages, hot fixes, or add-on components (collectively "Supplements") that Microsoft may provide to you or make available to you after the date you obtain your initial copy of the SOFTWARE PRODUCT, unless we provide other terms along with such Supplements.

g. Software Transfer. Transfer - Internal. You may move the SOFTWARE PRODUCT to a different computer on your premises. Transfer to Third Party. The initial user of the SOFTWARE PRODUCT may not transfer the SOFTWARE PRODUCT to another end user. This prohibition includes any indirect transfer, such as a consignment.

h. Termination. Without prejudice to any other rights, Microsoft may terminate this EULA if you fail to comply with the terms and conditions of this EULA. In such event, you must destroy all copies of the SOFTWARE PRODUCT and all of its component parts.

3. LINKS TO THIRD PARTY SITES. You may link to third party sites through the use of the SOFTWARE PRODUCT. The third party sites are not under the control of Microsoft, and Microsoft is not responsible for the contents of any third party sites, any links contained in third party sites, or any changes or updates to third party sites. Microsoft is not responsible for webcasting or any other form of transmission received from any third party sites. Microsoft is providing these links to third party sites to you only as a convenience, and the inclusion of any link does not imply an endorsement by Microsoft of the third party site.

4. U.S. GOVERNMENT LICENSE RIGHTS. SOFTWARE PRODUCT provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the commercial license rights and restriction described elsewhere herein. SOFTWARE PRODUCT provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with "Restricted Rights" as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable.

5. EXPORT RESTRICTIONS. You acknowledge that the SOFTWARE PRODUCT is subject to U.S. export jurisdiction. You agree to comply with all applicable international and national laws that apply to the SOFTWARE PRODUCT, including the U.S. Export Administration Regulations, as well as end-user, end-use and country destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting//.

                       Microsoft Corporation Confidential

6. DISCLAIMER OF WARRANTIES. To the maximum extent permitted by applicable law, Microsoft and its suppliers provide the SOFTWARE PRODUCT and support services (if any) AS IS AND WITH ALL FAULTS, and hereby disclaim all other warranties and conditions, whether express, implied, or statutory, including, but not limited to, any (if any) implied warranties, duties or conditions of merchantability, of fitness for a particular purpose, of reliability or availability, of accuracy or completeness of responses, of results, of workmanlike effort, of lack of viruses, and of lack of negligence, all with regard to the SOFTWARE PRODUCT, and the provision of or failure to provide support or other services, information, software, and related content through the SOFTWARE PRODUCT or otherwise arising out of the use of the SOFTWARE PRODUCT. ALSO, THERE IS NO WARRANTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION, OR NON-INFRINGEMENT WITH REGARD TO THE SOFTWARE PRODUCT.

7. EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL MICROSOFT OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE THE SOFTWARE PRODUCT, THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT OR OTHER SERVICES, INFORMATION, SOFTWARE, AND RELATED CONTENT THROUGH THE SOFTWARE PRODUCT OR OTHERWISE ARISING OUT OF THE USE OF THE SOFTWARE PRODUCT, OR OTHERWISE UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS EULA, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY OF MICROSOFT OR ANY SUPPLIER, AND EVEN IF MICROSOFT OR ANY SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. LIMITATION OF LIABILITY AND REMEDIES. NOTWITHSTANDING ANY DAMAGES THAT YOU MIGHT INCUR FOR ANY REASON WHATSOEVER (INCLUDING) WITHOUT LIMITATION, ALL DAMAGES REFERENCED ABOVE AND ALL DIRECT OR GENERAL DAMAGES), THE ENTIRE LIABILITY OF MICROSOFT AND ANY OF ITS SUPPLIERS UNDER ANY PROVISION OF THIS EULA AND YOUR EXCLUSIVE REMEDY FOR ALL OF THE FOREGOING SHALL BE LIMITED TO THE GREATER OF THE AMOUNT ACTUALLY PAID BY YOU FOR THE SOFTWARE PRODUCT OF U.S.$5.00. THE FOREGOING LIMITATIONS, EXCLUSIONS AND DISCLAIMERS SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

                                                              [MICROSOFT SYMBOL]

                       Microsoft Corporation Confidential

9. APPLICABLE LAW. If you acquired this SOFTWARE PRODUCT in the United States, this EULA is governed by the laws of the State of Washington. If you acquired this SOFTWARE PRODUCT in Canada, unless expressly prohibited by local law, this EULA is governed by the laws in force in the Province of Ontario, Canada; and, in respect of any dispute which may arise hereunder, you consent to the jurisdiction of the federal and provincial courts sitting in Toronto, Ontario. If this SOFTWARE PRODUCT was acquired outside the United States, then local law may apply.

10. ENTIRE AGREEMENT. This EULA (including any addendum or amendment to this EULA which is included with the SOFTWARE PRODUCT) is the entire agreement between you and Microsoft relating to the SOFTWARE PRODUCT and the Support Services (if any) and it supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to the SOFTWARE PRODUCT or any other subject matter covered by this EULA. To the extent the terms of any Microsoft policies or programs for Support Services conflict with the terms of this EULA, the terms of this EULA shall control.

11. QUESTIONS? Should you have any questions concerning this EULA, or if you desire to contact Microsoft for any reason, please contact the Microsoft subsidiary serving your country, or write: Microsoft Sales Information Center/One Microsoft Way/Redmond, WA 98052-6399.

                       Microsoft Corporation Confidential